Exhibit (10)(k)(i)

Amendment No. 6

to

Schedule A to Exhibit (10)(k)

February 23, 2006

The following table sets forth the name of each current officer of Potlatch Corporation who has executed the Indemnification Agreement filed as Exhibit (10)(k):

Name of Officer	Position	Date Agreement Executed
Terry L. Carter	Controller and Assistant Secretary	January 1, 2003
Michael J. Covey	President and Chief Executive Officer	February 6, 2006
Ralph M. Davisson	Vice President	April 1, 1990
Robert P. DeVleming	Vice President	October 1, 2004
Christopher A. Eckel	Vice President	February 1, 2005
Richard K. Kelly	Vice President	July 15, 1999
John R. Olson	Vice President	July 30, 1999
Malcolm A. Ryerse	Corporate Secretary	August 7, 2000
Harry D. Seamans	Vice President	January 1, 2003
Douglas D. Spedden	Treasurer	January 9, 2006
Gerald L. Zuehlke	Vice President and Chief Financial Officer	April 10, 1995